UNBRIDLED ENERGY CORPORATION
SUITE 430 – 580 HORNBY STREET

VANCOUVER, BC V6C 3B6
TELEPHONE: 604.250.2844
FAX: 604.687.0586

INFORMATION CIRCULAR

(as at September 8, 2006, unless indicated otherwise)

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of Unbridled Energy Corporation (the “Company”) for use at the Annual and Special General Meeting of Shareholders of the Company to be held on Tuesday, October 17, 2006 (the “Meeting”) and any adjournment thereof at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of the Company. All costs of solicitation will be borne by the Company.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions. (For further information relating to non-registered owners, see the discussion below under “INFORMATION FOR NON-REGISTERED (BENEFICIAL) OWNERS OF SHARES”.)

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are directors and/or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE TWO PRINTED NAMES OR BY COMPLETING ANOTHER FORM OF PROXY. A proxy will not be valid unless the completed, dated and signed form of proxy is received by Pacific Corporate Trust Company not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof, or is delivered to the Chairman of the Meeting prior to the commencement of the Meeting or an adjourned meeting. The mailing address for Pacific Corporate Trust Company is 2nd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 and its fax number is 604.689.8144. Registered shareholders may also deposit their proxies through telephone and Internet services made available by Pacific Corporate Trust Company. (See the attached form of proxy for further instructions.)

A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, 3000 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R3, at any time up to and including the last business day preceding the day of the Meeting, or if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

INFORMATION FOR NON-REGISTERED (BENEFICIAL) OWNERS OF SHARES

The shares owned by many shareholders of the Company are not registered on the records of the Company in the beneficial shareholders’ own names. Rather, such shares are registered in the name of a securities dealer, bank or other intermediary, or in the name of a clearing agency (referred to in this Information Circular as “Intermediaries”). Shareholders who do not hold their shares in their own names (referred to in this Information Circular as “non-registered owners”) should note that only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. A nonregistered owner cannot be recognized at the Meeting for the purpose of voting his shares unless such holder is appointed by the applicable Intermediary as a proxyholder.

Non-registered owners who have not objected to their Intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBO’s”. Those non-registered owners who have objected to their Intermediary disclosing ownership information about themselves to the Company are referred to as “OBO’s”.

In accordance with applicable securities regulatory policy (National Instrument 54-101 of the Canadian Securities Administrators), the Company has elected to seek voting instructions directly from NOBO’s. The Intermediaries (or their service companies) are responsible for forwarding this Information Circular and other Meeting Materials to each OBO, unless the OBO has waived the right to receive them.

Meeting Materials sent to non-registered owners who have not waived the right to receive Meeting Materials are accompanied by a request for voting instructions (a “VIF”). This form is provided instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a non-registered owner is able to instruct the registered shareholder how to vote on behalf of the non-registered owner. VIF’s, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit non-registered owners to direct the voting of the shares which they beneficially own. If a non-registered owner who receives a VIF wishes to attend the Meeting or have someone else attend on his behalf, then the non-registered owner may request a legal proxy as set forth in the VIF, which will grant the non-registered owner or his nominee the right to attend and vote at the Meeting.

IF YOU ARE A NON-REGISTERED OWNER AND WISH TO VOTE IN PERSON AT THE MEETING, PLEASE REFER TO THE INSTRUCTIONS SET OUT ON THE “REQUEST FOR VOTING INSTRUCTIONS” (VIF) THAT ACCOMPANIES THIS INFORMATION CIRCULAR.

EXERCISE OF DISCRETION

Shares represented by proxy are entitled to be voted on a show of hands or any poll and, where a choice with respect to any matter to be acted upon has been specified in the form of proxy, the shares will be voted or withheld from voting in accordance with the specification so made.

SUCH SHARES WILL BE VOTED FOR EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED BY THE SHAREHOLDER.

The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the

Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As at the date hereof, the Company has issued and outstanding 23,871,666 fully paid and non-assessable Common shares, each share carrying the right to one vote. THE COMPANY HAS NO OTHER CLASSES OF VOTING SECURITIES.

Any Shareholder of record at the close of business on September 8, 2006 who either personally attends the Meeting or who has completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have his shares voted at the Meeting.

To the knowledge of the directors and executive officers of the Company, the only person or company who beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company is:

Name

No. of Shares

Percentage

Craig Steinke(1)

3,814,500

16%

NOTE:

(1)

Of this amount, 3,000,000 shares are owned by Reconnaissance Energy Corporation, a company controlled by Craig Steinke.

ELECTION OF DIRECTORS

The Board of Directors presently consists of four directors and it is intended to determine the number of directors at six and to elect six directors for the ensuing year.

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as management’s nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual general meeting of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the Business Corporations Act (British Columbia) (the “Act”).

The following table sets out the names of the nominees for election as directors, the province or state and the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company, and the number of Common shares of the Company beneficially owned by each, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

Name, Position, Province/State and Country of Residence (1)(2)	Principal Occupation or Employment (1)	Period as a Director of the Company	No. of Shares (1)

Chris Dyakowski(3)(4) Acting President and Director Resident of BC, Canada	Self-Employed Professional Geoscientist	October 6, 2003 to date	1,710,916

Craig Steinke Proposed Director, Resident of BC, Canada	President, Reconnaissance Energy International, January 1993 to date	Not applicable	3,814,500 (7)

Joseph H. Frantz, Jr. President, Chief Executive Officer and Proposed Director Resident of Pittsburgh, USA	Consulting and Solutions Operations Manager, Schlumberger Data and Consulting Services, September 1997 to September 2006	Not applicable	Nil

William E. Schmidt (3)(4)(5)(6) Director Resident of BC, Canada	Self-Employed Barrister & Solicitor	October 6, 2003 to date	933,000

Dr. Robert (Bob) Mummery (4)(5)(6) Director Resident of Alberta, Canada	Almadine Resources Inc., June 1997 to date; Vice- President, Exploration, Golden Eagle Energy Inc., March 2004 to August 2006	February 23, 2006 to date	50,000 (8)

Daniel O’Byrne (3)(5)(6) Director Resident of Alberta, Canada	Vice-President, Operations and Chief Operating Officer, Provident Energy Trust, July 2005 to date; Division Vice President, Technical Services, for Nexen Inc., 2001 to 2005; Vice President, Technical Services, for Canadian Occidental/Wascana Energy Inc., 1998 to 2001	March 17, 2006 to date	50,000

NOTES:

(1)

The information as to province/state and country of residence, principal occupation and shares beneficially owned is not within the knowledge of the management of the Company and has been furnished by the respective nominees. The description of the principal occupation or employment for each of Daniel O’Byrne, Dr. Robert Mummery, Craig Steinke and Joseph H. Frantz, Jr. is for the past five years.

(2)

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company, except the directors and executive officers of the company acting solely in such capacity.

(3)

Member of Audit & Finance Committee.

(4)

Member of Disclosure Committee.

(5)

Member of Nominating & Corporate Governance Committee.

(6)

Member of Compensation Committee.

(7)

Of these, 3,000,000 shares are owned by Reconnaissance Energy Corporation, a company controlled by Mr. Steinke.

(8)

These shares are owned by Almandine Resources Inc., a company controlled by Dr. Mummery.

None of the proposed nominees for director of the Company:

(a)

is, as at the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director or executive officer of any company that, while that person was acting in that capacity:

(i)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty consecutive days;

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty consecutive days; or

(iii)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has within the ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate governance is the process and structure used to direct and manage the business and affairs of an issuer with the objective of enhancing value for its owners. National Instrument 58-101 of the Canada Securities Administrators – Disclosure of Corporate Governance Practices (“NI 58-101”) requires the Company to disclose in this Circular a summary of its corporate governance protocols.

Board of Directors

As at the date hereof, the Board of Directors of the Company consists of four directors, two of whom are independent directors as defined in NI 58-101, meaning that, in each case, he has no direct or indirect relationship with the Company which could, in the view of the Board, reasonably be expected to interfere with the exercise of his independent judgment, and is not otherwise deemed not to be independent. Applying the criteria in NI 58-101, each of William Schmidt and Dr. Robert Mummery is an independent director. Chris Dyakowski is considered not to be independent on the basis that he served within the last three years as an executive officer of the Company, and Daniel O’Byrne is considered not to be independent on the basis that he is an immediate family member of an executive officer of the Company.

To date the independent directors have not held regularly scheduled meetings without the non-independent directors and other members of management in attendance, but are able to and do hold such meetings whenever they believe such a meeting is required. The independent directors believe that, given the Company’s stage of development, this is a reasonable practice.

The independent members of the Board believe that their presence on the Board, their sophistication and their knowledge of the Company’s business are sufficient to facilitate the functioning of the Board independently of management and to provide for open and candid discussion among the independent directors.

Other Directorships

The following directors of the Company are directors of other issuers that are reporting issuers or the equivalent in Canada or elsewhere:

Director	Reporting Issuer(s)

Dr. Robert Mummery	Altima Resources Ltd.

William E. Schmidt	Exchequer Resources Corp.; Clifton Star Resources Inc.; Santa Cruz Ventures Inc.

Mandates

The Board of Directors is responsible for supervising management in carrying on the business and affairs of the Company. Directors are required to act and exercise their powers with reasonable prudence in the best interests of the Company. In discharging its mandate, the Board is responsible for the oversight and review of the development of, among other things, the following matters:

·

the strategic planning process of the Company;

·

identifying the principal risks of the Corporation’s business and ensuring the implementation of appropriate systems to manage these risks;

·

planning for succession of management;

·

the Company's policies regarding communications with its shareholders and others; and

·

the integrity of the internal controls and management information systems of the Company.

In carrying out its mandate, the Board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position. The Board reviews and assesses these reports and other information provided to it at meetings of the full Board and of its Committees. Management personnel regularly attend Board meetings to provide information and answer questions. Directors also consult from time to time with management. At least annually, the Board reviews management's report on its business and strategic plan and any changes with respect to risk management and succession planning.

The Board discharges specific responsibilities directly through its Committees, currently consisting of the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Disclosure Committee. The Board of directors of the Company have adopted written mandates for each Committee. The text of each Committees’ written mandate is attached to this Circular as Appendix A.

Orientation and Continuing Education

The Board does not have a formal orientation and education program for new directors. Upon joining the Board each director is provided with an orientation program regarding the role of the Board, its committees and its directors, and the nature and operation of the Company’s current and past business. They are also provided with a copy of the Company’s Corporate Disclosure Policy and with copies of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committee charters. The Board encourages directors to participate in continuing education opportunities in order to ensure that the directors may maintain or enhance their skills and abilities as directors, and maintain a current and thorough understanding of the Company’s business.

Ethical Business Conduct

Corporate governance is the structure and process used to direct and manage the business and affairs of a corporation with the objective of enhancing shareholder value. While the Board of Directors believes that the Company has in place corporate governance practices that are both effective and appropriate to the Company’s size and business operations, it plans, during the ensuing year, to adopt a written code of business conduct and ethics to formally implement such practices, which code will apply equally to all directors, officers and employees. The Company regards maintaining a culture of ethical business conduct and social responsibility as critically important. Management consistently strives to instil the Company’s principles into the practices and actions of the Company’s management and employees.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of three Board members: William Schmidt, Dr. Robert Mummery and Daniel O’Byrne. The Nominating and Corporate Governance Committee is responsible for identifying new candidates for the Board as necessary, after considering what competencies and skills the directors as a group should possess and assessing the competencies and skills of the existing and any proposed directors, and considering the appropriate size of the Board.

Compensation

The Compensation Committee is composed of three Board members: William Schmidt, Dr. Robert Mummery and Daniel O’Byrne. The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of senior management of the Company, evaluating performance in light of those goals and making recommendations to the Board with respect to executive compensation levels based on that evaluation, reviewing and making recommendations to the Board with respect to the adequacy and form of the compensation of the directors, and reviewing executive compensation disclosure before it is publicly issued.

Audit Committee

The Audit Committee is composed of three Board members: William Schmidt, Dr. Robert Mummery and Daniel O’Byrne. For more detailed disclosure respecting the Audit Committee see “Audit and Finance Committee” set out below.

Disclosure Committee

The Disclosure Committee is composed of three Board members: William Schmidt, Dr. Robert Mummery and Chris Dyakowski. The Disclosure Committee is responsible for ensuring that information required to be disclosed by the Company is recorded, processed, summarized, approved and reported within the time periods specified in the applicable Canadian securities rules and regulations.

Other Board Committees

The Board has no standing committees other than the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Disclosure Committee.

Assessments

The mandate of the Nominating and Corporate Governance Committee includes overseeing the effective functioning of the Board, which includes a periodic review of the effectiveness of the Board as a whole and of the composition of the Board. To date, given the small size of the Board and the frequency with which its meetings are held, the Board has not found it necessary to institute any formal process in order to satisfy itself that the Board, its committees and its individual directors are performing effectively.

AUDIT AND FINANCE COMMITTEE

Audit and Finance Committee’s Charter

The text of the Company’s Audit and Finance Committee Charter is attached as Appendix A to this Circular.

Composition of the Audit and Finance Committee

As at the date hereof, the members of the Audit and Finance Committee are Chris Dyakowski, William Schmidt and Daniel O’Byrne. Pursuant to the meaning of independence set out in Multilateral Instrument 52-110 – Audit Committees (“MI 52-110”), Mr. O’Byrne is considered not to be independent on the basis that he is an immediate family member of an executive officer of the Company, Mr. Dyakowski is considered not to be independent on the basis that he served within the last three years as an executive officer of the Company, and Mr. Schmidt is considered not to be independent on the basis that he acted as legal counsel to the Company within the last financial year. Each of the members of the Audit and Finance Committee is financially literate within the meaning of Section 1.5 of MI 52-110 presently in effect in all provinces of Canada except British Columbia, in that he has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

Audit and Finance Committee Oversight

At no time since the commencement of the Company’s most recently completed financial year did the board of directors of the Company decline to adopt a recommendation of the Audit and Finance Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completed financial year has the Company relied on: (a) the exemption in section 2.4 (De Minimis Non-audit Services), or (b) an exemption from MI 52-110, in whole or in part, granted under Part 8 (Exemptions).

Pre-Approval Policies and Procedures

As at the date of this Circular, the Audit and Finance Committee has not adopted any specific policies or procedures for the engagement of non-audit services.

External Auditor Service Fees

Audit Fees

The aggregate fees billed by the Company’s external auditor in each of the last two fiscal years for audit fees were $14,750 for the fiscal year ended April 30, 2005, and $24,300 for the fiscal year ended April 30, 2006.

Audit-Related Fees

No fees were billed by the Company’s external auditor during the last two fiscal years for additional services related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

No fees were billed by the Company’s external auditor during the last two fiscal years for professional services rendered by the Company’s external auditor for tax compliance, tax advice and tax planning.

All Other Fees

During the last two fiscal years, other than as disclosed above, the Company has not incurred any other fees for products or services provided by its external auditor

Exemption for Venture Issuers

As a venture issuer, the Company is exempt from the provisions of MI 52-110 that would otherwise require its Audit and Finance Committee to be constituted in accordance with Part 3 of MI 52-110, and the Company to provide comprehensive disclosure about the members of its Audit and Finance Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid in respect of the individuals who were, at April 30, 2006, the Chief Executive Officer and the Chief Financial Officer of the Company (the “Named Executive Officers”). There were no other executive officers of the Company whose total salary and bonus exceeded $150,000 during the financial year ended April 30, 2006.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Awards	Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Options Granted (#)	Shares or Units Subject to Resale Restrictions ($)	Long Term Incentive Plan Payouts ($)	All Other Compensation ($)
Chris	2006	Nil	Nil	$40,000(2)	100,000	Nil	N/A	N/A
Dyakowski
Acting	2005	Nil	Nil	$30,000(3)	352,083	1,501,666(4)	N/A	N/A
President(1)
	2004	Nil	Nil	$27,500(3)	Nil	Nil	N/A	N/A
Susan	2006	Nil	Nil	$18,500	Nil	Nil	N/A	N/A
Wong
Chief	2005	Nil	Nil	$6,000	Nil	Nil	N/A	N/A
Financial
Officer(5)
NOTES:

(1)

Mr. Dyakowski agreed to resigned as President on September 1, 2006, but has agreed to remain on as acting President until the newly appointed President and Chief Executive Officer, Mr. Frantz, effectively takes office on September 22, 2006.

(2)

$20,000 of this amount was paid to Max Investments Inc., a company of which Mr. Dyakowski is a principal, pursuant to a contract for services dated November 1, 2003 and $20,000 of this amount was paid to Max Investments Inc. pursuant to a contract for services dated January 1, 2006.

(3)

These amounts were paid to Max Investments Inc. pursuant to a contract for services dated November 1, 2003.

(4)

These shares were issued to Mr. Dyakowski on February 9, 2005. At the time of this share issuance, the shares of the Company were not yet trading on the TSX Venture Exchange. The shares issued to Mr. Dyakowski were subject to a four month hold period that expired on June 7, 2005.

(5)

Susan Wong was appointed Chief Financial Officer of the Company on August 23, 2004.

Stock Options

The following table sets forth stock options granted during the financial year ended April 30, 2006 to the Named Executive Officers:

Option Grants During the Most Recently Completed Financial Year

Name	Securities Under Options Granted (#)	Percent of Total Options Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Expiration Date
Chris Dyakowski	100,000	100% (1)	$1.32	$1.35	March 13/08

NOTE:

(1)

No options were granted to employees of the Company during the financial year ended April 30, 2006.

The following table sets forth the financial year end value of unexercised options held by the Named Executive Officers on an aggregate basis:

Aggregated Option Exercises During the Most Recently Completed Financial Year
and Financial Year-End Option Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at FY-End ($) Exercisable/ Unexercisable

Chris Dyakowski	Nil	N/A	100,000 (Exercisable)	$38,000 (1)

NOTE:

(1)

Based on the closing price of $1.70 for the shares of the Company on April 27, 2006, the last trading day prior to the financial year end.

Pension Arrangements

The Company does not have any pension arrangements in place for the Named Executive Officers. Termination of Employment, Change in Responsibilities and Employment Contracts

Mr. Dyakowski’s services are provided to the Company under the terms of a contract for services agreement dated January 1, 2006 between the Company and Max Investments Inc. pursuant to which Mr. Dyakowski is paid the sum of $5,000 per month (plus GST).

Effective September 1, 2006, the Company entered into a written employment agreement with Joseph H. Frantz, Jr. which provided for his employment as President and Chief Executive Officer of the Company commencing on September 22, 2006 (the “Employment Agreement”). The Employment Agreement provides for compensation with respect to Mr. Frantz’s annual base salary and participation in the Company’s Share Option Plan. The Employment Agreement provides for an annual salary of U.S.$130,000 and Mr. Frantz is entitled to benefits similar to those enjoyed by the Company’s other senior management pursuant to the Company’s normal benefit plan, practices and policies. Mr. Frantz is subject to customary restrictive covenants following the termination of his employment.

Option Repricings

During the most recently completed financial year, no options have been amended or repriced.

Share Option Plan

The Company has in place a Share Option Plan (the “Plan”) for the benefit of directors, officers, employees and consultants of the Company. The Plan provides that the directors of the Company may grant options to purchase Common shares on terms that the directors may determine, within the limitations of the Plan. The maximum aggregate number of Common shares that may be reserved for issuance under the Plan is equal to 10% of the issued and outstanding Common shares at the time of the option grant. The exercise price of an option issued under the Plan is determined by the directors, but may not be less than the market price of the Company’s shares on the date of grant less any available discount. No option may be granted for a term longer than five years. An option may expire on such earlier date or dates as may be fixed by the Board, subject to earlier termination in the event the optionee ceases to be eligible under the Plan by reason of death, retirement or otherwise.

Compensation of Directors

The Company has no pension plan or other arrangement for cash or non-cash compensation to the directors of the Company, other than the Named Executive Officers (the “Other Directors”), except stock options. During the financial year ended April 30, 2006:

(a)

on March 13, 2006, the Other Directors were granted stock options to purchase an aggregate of 150,000 Common shares in the capital of the Company exercisable until March 13, 2008 at a price of $1.32 per share (Robert Mummery – 100,000 and William Schmidt – 50,000); and

(b)

on March 28, 2006, Daniel O’Byrne was granted a stock option to purchase 100,000 Common shares in the capital of the Company exercisable until March 28, 2008 at a price of $1.32 per share.

To date, none of the foregoing options have been exercised.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out, as of the end of the Company’s financial year ended April 30, 2006, all information required with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by securityholders	650,000	$1.32	944,333(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	650,000		944,333(1)

NOTE:

(1)

Subsequent to the financial year ended April 30, 2006, options to purchase a further 650,000 Common shares were granted at an exercise price of $1.41 per share and the Company adopted a new Share Option Plan reserving a maximum aggregate of 10% of the issued and outstanding Common shares at the time of the option grant, thereby changing the number of securities available for future issuance under the Plan to 1,087,166 shares.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Contract for Services Agreement and Employment Agreement

See “Termination of Employment, Change in Responsibilities and Employment Contracts” above for details regarding a Contract for Services Agreement with Mr. Dyakowski and an Employment Agreement with Mr. Frantz.

Unit Private Placement – March 2006

On March 8, 2006, the Company issued by way of private placement a total of 4,957,500 units at a price of $0.425 per unit, each unit consisting of one Common share and one-half of one warrant. Each whole warrant entitles the holder to purchase one additional Common share for a term of one year ending on March 8, 2007 at a price of $0.80 per share. Chris Dyakowski, William E. Schmidt and Sandra J. Morton (current and former directors and/or officers of the Company), participated in this private placement as to 500,000 units, 35,000 units and 25,000 units, respectively.

Unit Private Placement – May 2006

On May 9, 2006, the Company issued by way of private placement a total of 4,250,238 units at a price of $1.05 per unit, each unit consisting of one Common share and one warrant. Each warrant entitles the holder to purchase one additional Common share for a term of one year ending on May 9, 2007 at a price of $1.65 per share. William E. Schmidt and Sandra J. Morton (current and former directors and/or officers of the Company), participated in this private placement as to 10,000 units each.

Flow-Through Share Private Placement – May 2006

On May 9, 2006, the Company issued by way of private placement a total of 1,885,000 flow-through Common shares at a price of $1.05 per share. Daniel O’Byrne and Ronald Husband (current and former directors of the Company, respectively), participated in this private placement as to 50,000 shares and 25,000 shares, respectively.

Unit Private Placement – August 2006

The Company plans to issued by way of private placement a total of 400,000 units at a price of $1.10 per unit, each unit consisting of one Common share and one warrant. Each warrant entitles the holder to purchase one additional Common share for a term of two years at a price of $1.31 per share. William Schmidt, Craig Steinke, Daniel O’Byrne, Joseph H. Frantz, Jr., Michael O’Byrne and Robert Pryde (current or proposed directors and/or officers of the Company), plan to participated in this private placement as to 15,000, 25,000, 40,000, 100,000, 25,000 and 50,000 units, respectively. The private placement has receive conditional approval from the TSX Ventures Exchange.

Other than as disclosed in this Information Circular, no informed person of the Company, proposed nominee for election as a director, or any associate or affiliate of the foregoing, had any material interest, direct or indirect, in any transaction or proposed transaction since May 1, 2005 which has materially affected or would materially affect the Company.

APPOINTMENT OF AUDITORS

The management of the Company will recommend to the Meeting to appoint Amisano Hanson as auditors of the Company and to authorize the directors to fix their remuneration. Amisano Hanson were first appointed auditors of the Company on July 1, 2005.

MANAGEMENT CONTRACTS

No management functions of the Company are performed to any substantial degree by a person other than the directors or executive officers of the Company, except as disclosed herein.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Amendments to Authorized Share Structure

In order to give the Company maximum flexibility to respond to new financing opportunities, the Board recommends that the shareholders adopt a special resolution to amend the authorized share structure of the Company by: (i) increasing the authorized capital of the Company from 100,000,000 Common shares without par value to an unlimited number of Common shares without par value; and, (ii) approving the creation of a new class of unlimited preferred shares without par value having special rights and restrictions attached thereto of the Company issuable in series (the “Preferred shares”). The Company will consider whether to apply to list on a public securities exchange the Preferred shares of each series at the time the series is created. Management has no present plans to issue any Preferred shares. The increase in the authorized share structure requires the amendment of the Notice of Articles of the Company.

The rights and restrictions attached to the Preferred shares will authorize the directors of the Company, by a directors’ resolution, to:

(a)

fix the number of the Preferred shares in, and determine the designation of the Preferred shares of, each series (and to amend the Company’s Notice of Articles accordingly); and

(b)

create, define and attach special rights and restrictions to the Preferred shares of each series, (and to amend the Company’s Notice of Articles and Articles accordingly).

The Act imposes statutory restrictions on the rights and restrictions for each series of Preferred shares.

If alterations, determinations or authorizations are to be made in relation to a series of Preferred shares of which there are issued shares, those alterations, determinations and authorizations must be made by a special resolution.

Each share of a series of Preferred shares must have attached to it the same special rights or restrictions as are attached to every other Preferred share of that series, and the special rights or restrictions attached to Preferred shares of a series must be consistent with the special rights or restrictions attached to the class of Preferred shares generally of which the series of shares is a part. However, the special rights or restrictions may be binding on or accessible to only some of the shareholders holding Preferred shares of a particulars series, provided that those special rights or restrictions are attached to each of the Preferred shares of that series.

Special rights and restrictions attached to a series of Preferred shares cannot confer on that series priority over another series of Preferred shares then outstanding respecting dividends, a return of capital on the dissolution of the Company, or on the occurrence of any other event that would result in the holders of all series of Preferred shares being entitled to a return of capital. In addition:

(a)

if cumulative dividends in respect of a series of Preferred shares are not paid in full, then the shares of all series of Preferred shares will participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full; and

(b)

if amounts payable on the dissolution of the Company, or on the occurrence of any other event as a result of which the holders of Preferred shares of all series are then entitled to a return of capital, are not paid in full, then Preferred shares of all series will participate rateably in a return of capital in respect of that class in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.

Accordingly, the shareholders of the Company will be requested at the Meeting to pass a special resolution in the following terms:

“RESOLVED as special resolutions that:

1.

the authorized capital of the Company be increased to an unlimited number of Common shares without par value and by creating an unlimited number of Preferred shares without par value;

2.

the Notice of Articles of the Company be altered accordingly;

3.

the Preferred shares shall have attached to them, as a class, the special rights and restrictions set out in Article 26 of the Company’s Articles; and

4.

the Articles of the Company be altered by adding thereto Article 26 – Special Rights and Restrictions Attached to Shares, as follows:

“26.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

26.1

Preferred Shares

The special rights and restrictions attached to the Preferred shares as a class are as follows:

(a)

the Preferred shares may, at any time and from time to time, be issued in one or more series; and

(b)

the directors may, by resolution passed before the issue of Preferred shares of the series to which the resolution relates:

(1)

determine the maximum number of Preferred shares of any of those series of Preferred shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made under this subparagraph, and authorize the alteration of the notice of articles accordingly;

(2)

alter the articles, and authorize the alteration of the notice of articles, to create an identifying name by which the Preferred shares of any of those series of Preferred shares may be identified or to alter any identifying name created under this subparagraph; and

(3)

alter the articles, and authorize the alteration of the notice of articles, to attach special rights or restrictions to the Preferred shares of any of those series of Preferred shares or to alter any such special rights or restrictions.”

Adoption of a New Form of Articles for the Company

The Company proposes to adopt a new form of Articles for the Company which are in the standard form of Articles used by the solicitors of the Company. The only significant changes are as follows:

(a)

the addition of Article 26 - Special Rights and Restrictions Attached to Shares, as set out above;

(b)

general meetings of shareholders may be held at any location in Canada, or outside of Canada with prior authorization by the directors, without the necessity of obtaining the prior consent of the British Columbia Registrar of Companies to the holding of a meeting outside British Columbia;

(c)

the auditors’ remuneration will be set by the directors, without the necessity of a resolution of the shareholders each year to approve that arrangement;

(d)

the Notice of Articles of the Company may be altered pursuant to an ordinary resolution of the shareholders, whereas under the existing Articles of the Company a special resolution of the shareholders is required;

(e)

the name of the Company may be changed by a directors' resolution, without the necessity of a special resolution of the shareholders;

(f)

if the Articles and the Act do not specify another type of resolution, the Company may by directors’ resolution alter the Articles, without the necessity of a special resolution of the shareholders;

(g)

a director may be removed as a director of the Company before the expiration of the director’s term of office pursuant to an ordinary resolution of the shareholders, whereas under the existing Articles such removal of a director required a special resolution of the shareholders;

(h)

committees appointed by the directors of the Company will not have the power to remove a director; and

(i)

the Company must indemnify not only directors, former directors and alternate directors of the Company but also senior officers and former senior officers of the Company.

The proposed new Articles will be available for review at the registered office of the Company at Suite 3000, 1055 West Georgia Street, Vancouver, BC, V6E 3R3, for the two business days prior to the Meeting and at the Meeting.

Accordingly, the shareholders will be asked at the Meeting to pass special resolutions in the following terms:

RESOLVED, as special resolutions, that:

1.

the existing Articles of the Company be deleted in their entirety and that the form of Articles tabled at the Annual General and Special Meeting of the Company held on October 17, 2006 be adopted as the Articles of the Company; and

2.

the alterations made to the Company's Articles shall take effect upon deposit of this resolution at the Company's records office.

OTHER BUSINESS

Management of the Company knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Information Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com. Shareholders may contact the Company at its offices located at Suite 430, 580 Hornby Street, Vancouver, British Columbia, V6C 3B6 or by telephone at 604.250.2844 to request copies of the Company’s financial statements and MD&A. Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.

DATED at Vancouver, British Columbia, this 8th day of September, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “Chris Dyakowski””

Chris Dyakowski, President and Director

APPENDIX A

CHARTER FOR THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS OF UNBRIDLED ENERGY CORPORATION

I.

Mandate

The mandate of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Unbridled Energy Corporation ("Unbridled" or the "Company") is to discharge the responsibilities of the Board relating to compensation of Unbridled's officers and directors, to provide general oversight of Unbridled's compensation structure including equity compensation plans and benefits programs and to perform the additional specific duties and responsibilities set out herein.

II.

Membership

The Committee will consist of at least two members, a majority of whom will be independent directors of Unbridled, and one of whom will act as chairperson. An "independent" director is a director who is independent, as determined by the Board, within the definitions prescribed for executive compensation committee members by applicable stock exchange listing standards, and applicable laws and, if applicable, U.S. Securities and Exchange Commission ("SEC") rules. Committee members will be appointed, and the Chairperson will be selected from among them, by the Board of Directors.

III.

Meetings and Procedures

The Committee will meet as often as may be considered necessary or appropriate, in its judgment. The Committee may meet either in person or by telephone, and at such times and places as the Committee determines. At least two members of the Committee must be present to constitute a quorum for the transaction of Committee business. The Chairperson will preside over the meetings, but will have no greater voting rights or decision-making authority than the other member(s) of the Committee. The Committee will report regularly to the full Board with respect to its activities. As a matter of practice, the Committee will discuss significant matters, as determined by the Committee, with the full Board prior to taking final action on such matters. All recommendations of the Committee with respect to the awarding of compensation to the executive (senior) officers of the Company will be submitted to the full Board for approval before implementation.

IV.

Outside Advisors

The Committee will have the authority to retain, at the Company's expense, such outside consultants, legal counsel, and other advisors as it determines is appropriate to assist it in the full performance of its functions, including the authority to approve such advisors' fees and other engagement terms.

V.

Duties and Responsibilities

(a)

Human Resources and Compensation Strategies. The Committee will oversee and evaluate Unbridled's overall human resources and compensation structure, policies and programs, with the objective of ensuring that these establish appropriate incentives and leadership development for management and other employees.

(b)

Executive Compensation. The Committee will review and approve corporate goals and objectives relevant to the compensation of the President (the "President") and the Chief Executive Officer (the "CEO") and the other executive officers of Unbridled, evaluate the performance of the President and the CEO and the other executive officers in light of those goals and objectives and approve their annual compensation levels, including salaries, bonuses, and stock option grants based on such evaluation.

(c)

Employment Agreements. The Committee will review and approve all employment related agreements and severance arrangements for the President and the CEO and other executive officers, including, without limitation, change-of-control agreements.

(d)

External Reporting of Compensation Matters. The Committee will prepare an annual report on executive officer compensation for publication in Unbridled's proxy circulars, as required by the securities regulatory authorities having jurisdiction over the Company. The Chairperson of the Committee will make him or herself available for questions from shareholders of the Company at the Company's Annual General Meeting.

(e)

Stock Option and Incentive Compensation Plans. The Committee will supervise and administer Unbridled's stock option or any other equity-based compensation programs, and the incentive compensation plan, and may approve, amend, modify, interpret, ratify the terms of, or terminate any such plan, to the extent that such plans and applicable laws so permit, and will make recommendations to the Board with respect to equity-based plans and incentive-compensation plans as appropriate.

(f)

Employee Benefit Plans. The Committee will monitor the effectiveness of benefit plan offerings, in particular benefit plan offerings pertaining to executive officers, and will review and approve any new employee benefit plan or change to an existing plan that creates a material financial commitment by Unbridled. In its discretion, the Committee may otherwise approve, amend, modify, ratify, interpret the terms of, or terminate any benefit plan.

(g)

Leadership Development and Succession Planning. The Committee will review the leadership development and succession planning processes for senior management positions and ensure that appropriate compensation, incentive and other programs are in place in order to promote appropriate leadership development.

(h)

Director Compensation. The Committee will annually review the compensation of directors for service on the Board and its committees and recommend to the Board the annual Board member compensation package, including retainer, Committee member and Chair retainers, Board and Committee meeting attendance fees and any other form of compensation, such as stock option grants or stock awards.

(i)

Annual Evaluation. The Committee will annually evaluate the performance of the Committee and the adequacy of the Committee's charter and recommend to the Board such changes as it deems appropriate.

(j)

General. The Committee will perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

VI.

Delegation

The Committee may delegate any of the foregoing duties and responsibilities to one or more members of the Committee. In addition, the Committee may delegate to one or more executive officers of the Company the administration of equity incentive or employee benefit plans, unless otherwise prohibited by such plans, or applicable law or stock exchange rules. Any such delegation may be revoked by the Committee at any time.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of Leroy Ventures Inc. (“Leroy”) known as the Nominating and Corporate Governance Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least two directors.

Each member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment and shall otherwise meet the independence requirements for serving on nominating and corporate governance committees.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments, preparing minutes and reporting to the Board. The chair shall also maintain regular liaison with Leroy’s Chief Executive Officer.

Purpose

The primary purpose of the Committee is to:

•

identify individuals qualified to become Board members;

•

recommend director nominees for each annual meeting of Leroy’s stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•

be aware of the best practices in corporate governance and develop and recommend to the Board a set of corporate governance standards to govern the Board, its committees, the company and its employees in the conduct of the business and affairs of the company; and

•

develop and oversee the annual Board and Board Committee evaluation process.

Authority

The Committee has the power and authority to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary or appropriate to carry out its duties and responsibilities. Leroy shall provide appropriate funding, as determined by the Committee, for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

•

make recommendations to the Board regarding the size and composition of the Board;

•

consider and recruit candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and/or stockholders using the following approach:

•

the criteria for selecting new directors shall reflect the requirements of the listing standards of the TSX Venture Exchange (or such other exchange or self-regulatory organization on which Leroy’s shares are then listed for trading) with respect to independence and the following factors; (i) the appropriate size of Leroy’s board; (ii) the needs of Leroy with respect to the particular talents and experience of its directors; (iii) personal and professional integrity of the candidate; (iv) level of education and/or business experience; (v) broad-based business acumen; (vi) the level of understanding of Leroy’s business and the industry in which it operates and other industries relevant to Leroy’s business: (vii) ability and willingness to commit adequate time to Board and committee matters; (viii) the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of Leroy; (ix) strategic thinking and a willingness to share ideas; and (x) diversity of experiences, expertise and background. The committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation;

•

the Committee will consider proposed nominees whose names are submitted to it by stockholders in accordance with the procedures set forth in Leroy bylaws.

•

recommend on an annual basis a slate of director nominees for approval by the Board of Directors and the stockholders;

•

review the appropriate committee structure of the Board and recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed;

•

review at least annually, Leroy’s corporate governance standards and recommend changes to the Board as deemed necessary;

•

generally advise the Board on emerging corporate governance matters for incorporation into Leroy’s policies and procedures;

•

develop, implement and administer an annual Board and Board Committee evaluation process;

•

perform any other activities consistent with this Charter, Leroy’s Articles and governing law as the Committee or the Board deem appropriate;

•

undergo an annual review of the performance of the Committee pursuant to the process established as set forth above;

•

where appropriate, retain (without need for further Board approval) and consult with such independent advisors as the Committee may deem necessary or appropriate in connection with fulfilling the responsibilities and duties of the Committee;

•

meet as often as its members deem necessary to perform the Committee’s duties and responsibilities;

•

report regularly to the Board with regard to action taken by the Committee and any issues that may arise in the course of the discharge by the Committee of its responsibilities and duties hereunder;

•

prepare and submit the minutes of all meetings of the Committee to, and discuss the matters discussed at each committee meeting with the Board; and

•

review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for its approval.

Delegation to Subcommittees

The Committee shall have the power and authority to delegate any of its duties and responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

Approved by the Leroy Ventures Inc. Board of Directors Date: May 20, 2005.

CORPORATE DISCLOSURE CONTROL SYSTEM

FOR
LEROY VENTURES INC.

Purpose: To ensure that information required to be disclosed by the Company in reports that it files or submits under the Multilateral Instrument 52-109 is recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms.

Disclosure Controls

1.

All news releases and other such communications to shareholders must be approved in advance by the Disclosure Committee.

2.

The membership of the Disclosure committee may change from time to time as circumstances warrant. At present, the members of the Disclosure Committee are the Chief Financial Officer and Chief Executive Officer.

Disclosure Procedures – Financial

1.

The Audit and Finance Committee of the Board will ensure that all financial information relating to the Company’s operations will be disclosed according to the terms or the Charter.

2.

Applicable Canadian securities regulations require that unaudited interim financial statements be filed within 60 days after the end of each fiscal quarter, and that audited annual financial statements be filed within 120 days after the end of the fiscal year, together, in each case, with management’s discussion and analysis (MD&A). Material documents filed with Canadian securities regulators are required to be filed with the Securities and Exchange Commission on Form 6-K after their filing in Canada.

3.

All financial statements must be reviewed by the Audit and Financial Committee of the Board of Directors, in consultation with the Company’s external accountants, and approved by the audit committee before they are submitted to the Board of Directors for approval.

4.

All financial statements must be approved by the Board of Directors before they are released to the public or filed with the regulatory authorities.

Disclosure Procedures - Non-Financial

The Disclosure Committee will ensure that all new non-financial information relating to the Company’s operations that is material to those operations or could be material to the Company will be disclosed to the public, if they deem it appropriate.

APPROVED by the Board of Directors, effective May 20, 2005.

AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of Leroy Ventures Inc. (“Leroy”) known as the Audit and Finance Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least three directors, the majority of whom will be non-officers (the “Independent Directors”).

Each independent member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment.

Each member of the Committee shall be, while at all times a member of the Committee, generally knowledgeable in financial and auditing matters, specifically possessing the ability to read and understand fundamental financial statements including Leroy’s balance sheet, statement of operations and statement of cash flows.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chair will also maintain regular liaison with Leroy’s Chief Executive Officer, Chief Financial Officer and lead independent audit partner.

Role

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of Leroy’s financial statements, and the legal compliance and ethics programs of Leroy as established by management and the Board shall also perform any other related duties as directed by the Board. In fulfilling this role, the Committee is expected to maintain free and open communications with the independent auditor and management of Leroy and shall meet at least once each quarter.

While the Committee has the responsibilities and powers set forth below in this charter under the headings “Authority” and “Responsibilities and Processes”, it is not the duty of the Committee to conduct audits or to determine that Leroy’s financial statements are fairly presented and are in accordance with generally accepted accounting principles. Management is responsible for the preparation of financial statements in accordance with generally accepted accounting principles. It is the role of the independent auditor to audit the financial statements.

Authority

The Committee is granted the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of Leroy. The Committee has the power to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary for these purposes and as otherwise necessary or appropriate to carry out its duties. Leroy shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Leroy and for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out it duties.

Responsibilities and Processes

The Committee’s primary responsibilities include:

•

Overseeing Leroy’s financial reporting process on behalf of the Board and reporting the results or findings of its oversight activities to the Board.

•

.Having sole authority to appoint, retain and oversee the work of Leroy’s independent auditor and establishing the compensation to be paid to the independent auditor. Leroy’s independent auditor shall report directly to the Committee

•

Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters for the confidential, anonymous submission by Leroy’s employees of concerns regarding questionable accounting or auditing matters.

•

.Pre-approving all audit services and permissible non-audit services as may be amended from time to time.

•

Overseeing Leroy’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of Leroy’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behaviour.

The following shall be the principal recurring processes of the Committee relating to its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and is not intended be a comprehensive list of all the actions that the Committee will take in discharging its duties. These processes are:

•

Discussing with the independent auditor the objectivity and independence of the auditor and any relationships that may impact the auditor’s objectivity or independence and receiving from the independent auditor disclosures regarding its independence and written affirmation that the independent auditor is in fact independent, and taking any action, or recommending that the Board take appropriate action to oversee the independence of the independent auditor.

•

Overseeing the independent auditor relationship by discussing with the auditor the nature and scope of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee to report on any and all appropriate matters. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditor.

•

.Discussing with the independent auditor and Leroy’s financial and accounting personnel, together and in separate sessions, the adequacy and effectiveness of the accounting and financial controls of Leroy and eliciting recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable.

•

Providing sufficient opportunity for the independent auditor to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of Leroy’s financial and accounting personnel and the cooperation that the independent auditor received during the course of the audit.

•

Discussing with management their review of the adequacy of Leroy’s disclosure controls and procedures, the effectiveness of such controls and procedures and any findings following such review.

•

Reviewing Leroy’s system to monitor, assess and manage risk and legal and ethical compliance program.

•

Reviewing and discussing with management and the independent auditor prior to the filing of Leroy’s annual report:

1.

Leroy’s annual financial statements and related footnotes and other financial information, including the information in the “Management’s Discussion and Analysis.

2.

The selection, application and effects of Leroy’s critical accounting policies, practices and the reasonableness of significant judgements and estimates made by management.

3.

Alternative and preferred treatment of financial information under generally accepted accounting principles.

4.

All material arrangements, off-balance sheet transactions and relationship with any unconsolidated entities or any other persons which may have a material, current or future, effect on the financial condition of Leroy.

5.

Any material written communications between the independent auditor and management.

6.

The independent auditor’s audit of the financial statements and its report thereon.

7.

Any significant finding and recommendations of the independent auditor and management’s responses thereto.

8.

Any significant changes in the independent auditor’s audit plan.

9.

Any serious difficulties or disputes with management encountered during the course of the audit.

10.

Any related significant findings and recommendations of the independent auditor together with management’s responses thereto.

11.

Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

Preparing a report to be included in Leroy’s Information Circular that states the Committee has:

1.

Analyzed and discussed the audited financial statements with management;

2.

Discussed with the independent auditor the auditor’s independence;

3.

Considered the audit and non-audit services provided by the independent auditor, and the fees paid for such services; and

•

The Committee shall review in advance all announcements of interim and annual financial results, as well as any periodic guidance to be publicly released by Leroy and discuss such announcements with management and the independent auditors.

•

Reviewing and discussing with management and the independent auditor prior to the filing of Leroy’s Quarterly Report:

1.

Leroy’s interim financial statements and related footnotes and other financial information, including the information in the “Management’s Discussion and Analysis?

2.

The selection, application and effects of Leroy’s critical accounting policies, practices and the reasonableness of significant judgments and estimates made by management.

3.

Alternative and preferred treatment of financial information under generally accepted accounting principles.

4.

All material arrangements, off-balance sheet transactions and relationship with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition of Leroy.

•

Reviewing and either approving or disapproving all related party transactions.

•

Submitting the minutes of all meetings of the Committee to, or discussing the matters discussed at each committee meeting with, the Board

•

Reviewing and assessing the adequacy of this charter annually and recommend any proposed changes to the Board for its approval.

•

The Chairman of the Committee, or another Committee member designated by the Chairman, is authorized to act on behalf of the Committee with respect to required Committee responsibilities which arise between regularly scheduled Committee meetings, with the independent auditors and management, as well as the pre-approval of non-audit services provided by the independent auditors, as necessary, as contemplated by the Committee’s policies. Any such pre-filing discussions and pre-approvals shall be reported to the Committee at a subsequent meeting.

Approved by the Leroy Ventures Inc. Board of Directors

Date: